QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
INSWEB CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

May 4, 2001

Dear Stockholder:

    This year's annual meeting of stockholders will be held on Tuesday, June 12, 2001, at 9:00 a.m. local time, at the corporate headquarters of InsWeb Corporation, located at 11290 Pyrites Way, Suite 200, Gold River, California 95670. You are cordially invited to attend.

    The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

    After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the postage-paid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

    A copy of InsWeb's Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review InsWeb's activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

Very truly yours,
Hussein A. Enan
Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 12, 2001

TO THE STOCKHOLDERS:

    Please take notice that the annual meeting of the stockholders of InsWeb Corporation, a Delaware corporation ("InsWeb"), will be held on Tuesday, June 12, 2001, at 9:00 a.m. local time, at the corporate headquarters of InsWeb, located at 11290 Pyrites Way, Suite 200, Gold River, California 95670, for the following purposes:

1.
To elect three (3) Class II directors to hold office for a three-year term and until their respective successors are elected and qualified.

2.
To consider and ratify the appointment of PricewaterhouseCoopers LLP as InsWeb's independent auditor for the fiscal year ending December 31, 2001.

3.
To transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on April 20, 2001 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at InsWeb's principal offices located at 11290 Pyrites Way, Suite 200, Gold River, California 95670.

By order of the Board of Directors,
L. Eric Loewe
Senior Vice President and General Counsel

Gold River, California
May 4, 2001

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

    The accompanying proxy is solicited by the Board of Directors of InsWeb Corporation, a Delaware corporation ("InsWeb"), for use at its annual meeting of stockholders to be held on June 12, 2001, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is May 4, 2001, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

SOLICITATION AND VOTING OF PROXIES

    The cost of soliciting proxies will be borne by InsWeb. In addition to soliciting stockholders by mail, InsWeb will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of InsWeb registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. InsWeb may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, InsWeb has retained American Stock Transfer & Trust Co., a registrar and transfer agent firm, for assistance in connection with the annual meeting at no additional cost except for reasonable out-of-pocket expenses.

    On April 20, 2001, there were 42,326,482 shares of InsWeb's Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. InsWeb's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

    All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of InsWeb a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

INFORMATION ABOUT INSWEB

Stock Ownership of Certain Beneficial Owners and Management

    The following table sets forth, as of April 20, 2001, certain information with respect to the beneficial ownership of InsWeb's Common Stock by (i) each stockholder known by InsWeb to be the beneficial owner of more than 5% of InsWeb's Common Stock, (ii) each director and director-nominee of InsWeb, (iii) the Chief Executive Officer and each of the other executive officers of InsWeb that received a total salary and bonus in excess of $100,000 in the year ended December 31, 2000, and (iv) all current directors and executive officers of InsWeb as a group.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding(2)
5% Stockholders
SOFTBANK Corp.(3)	9,192,120	21.7%
Intuit Inc.(4)	7,019,389	16.6
Nationwide Mutual Insurance Company(5)	3,191,685	7.5
Directors and Executive Officers
Hussein A. Enan(6)	5,916,353	14.0
Stephen M. Bennett(4)	7,019,389	16.6
James M. Corroon(7)	29,750	*
Ronald Fisher(8)	9,258,910	21.9
Richard D. Headley(9)	3,191,685	7.5
Robert C. Nevins(10)	85,125	*
Robert A. Puccinelli(11)	87,750	*
Mark P. Guthrie(12)	393,957	*
Kevin M. Keegan	14,612	*
L. Eric Loewe(13)	63,614	*
Current directors and executive officers as a group (9 persons)(14)	26,046,533	61.0

*
Less than 1%.

(1)
The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)
Calculated on the basis of 42,326,482 shares of Common Stock outstanding as of April 20, 2001, except that shares of Common Stock underlying options exercisable within 60 days following April 20, 2001 are deemed outstanding for purposes of calculating the beneficial ownership of Common Stock of the holders of such options.

(3)
Consists of 6,429,255 shares held by SOFTBANK America, Inc., 644,670 shares held by SOFTBANK Ventures, Inc., 706,065 shares held by SOFTVEN No. 2 Investment Enterprise Partnership and 1,412,130 shares held by SOFTBANK Finance Corp., each of which is an affiliate of SOFTBANK Corp. The address for SOFTBANK Corp. is 1-16-8 Nihonbashi-Kakigaracho, Chuo-Ku, Tokyo 103 0014.

(4)
Based on a Schedule 13G filed by Intuit Inc. with the Securities and Exchange Commission on February 5, 2001. Consists of 7,019,389 shares beneficially owned by Intuit Insurance Services Inc., a wholly-owned subsidiary of Intuit Inc. Mr. Bennett is president, chief executive officer and a director of Intuit Inc., and may be deemed to have voting or investment control with respect to these shares. Intuit Inc. and Mr. Bennett disclaim beneficial ownership with respect to these shares. The address for Intuit Inc. is P.O. Box 7850, 2550 Garcia Avenue, Mountain View, California 94039-7850.

(5)
The address for Nationwide Mutual Insurance Company is One Nationwide Plaza, Columbus, OH 43215.

(6)
Includes 150,000 shares held in a trust of which Mr. Enan is the trustee and 150,000 shares held in a trust of which Mr. Enan's spouse is the trustee. Includes 97,500 shares held by Mr. Enan's spouse. The address for Mr. Enan is c/o InsWeb Corporation, 11290 Pyrites Way, Suite 200, Gold River, California 95670.

(7)
Includes 3,750 shares subject to options exercisable within 60 days following April 20, 2001.

(8)
Includes 9,192,120 shares held by entities affiliated with SOFTBANK Corp. Mr. Fisher is vice chairman of SOFTBANK Holdings Inc., an affiliate of SOFTBANK Corp., and may be deemed to have voting or investment control with respect to these shares. Mr. Fisher disclaims beneficial ownership with respect to these shares. See footnote 3.

(9)
Consists of shares held by Nationwide Mutual Insurance Company. Mr. Headley is executive vice president and chief information officer of Nationwide Insurance Enterprise, an affiliate of Nationwide Mutual Insurance Company, and may be deemed to have voting or investment control with respect to these shares. Mr. Headley disclaims beneficial ownership with respect to these shares.

(10)
Includes 10,125 shares subject to options exercisable within 60 days following April 20, 2001.

(11)
Includes 12,750 shares subject to options exercisable within 60 days following April 20, 2001.

(12)
Includes 313,852 shares subject to options exercisable within 60 days following April 20, 2001.

(13)
Includes 61,814 shares subject to options exercisable within 60 days following April 20, 2001.

(14)
Includes 503,334 shares subject to options exercisable within 60 days following April 20, 2001.

Management

    Directors.  This section sets forth for InsWeb's current directors, including the Class II nominees to be elected at this meeting, their ages and information concerning their backgrounds.

Name	Position with InsWeb	Age	Director Since
Class II directors nominated for election at the 2001 Annual Meeting of Stockholders:
Stephen M. Bennett	Director	56	2001
James M. Corroon	Vice Chairman of the Board	61	1996
Ronald Fisher	Director	53	1999
Class III directors whose terms expire at the 2002 Annual Meeting of Stockholders:
Hussein A. Enan	Chairman of the Board and Chief Executive Officer	55	1995
Richard D. Headley	Director	52	1998
Class I directors whose terms expire at the 2003 Annual Meeting of Stockholders:
Robert C. Nevins	Director	67	1995
Robert A. Puccinelli	Director	63	1998

    Stephen M. Bennett has been a director of InsWeb since January 2001. Mr. Bennett has been President and Chief Executive Officer and a Director of Intuit Inc. since January 2000. Prior to joining Intuit, Mr. Bennett was an Executive Vice President and a member of the Board of Directors of GE Capital, the financial services subsidiary of General Electric Corporation, positions he held since December 1999. From July 1999 to November 1999, he was President and Chief Executive Officer of GE Capital e-Business. He was President and Chief Executive Officer of GE Capital Vendor Financial Services from April 1996 through June 1999. Mr. Bennett was elected to the InsWeb Board of Directors in connection with InsWeb's acquisition of assets and related liabilities of Intuit Inc. in

January 2001. See "Executive Compensation and Other Matters—Certain Relationships and Related Transactions" below.

    James M. Corroon has been a director of InsWeb since August 1996 and has served as Vice Chairman of the Board since May 1999. From July 1999 to December 2000, he was a full-time employee of InsWeb and a member of the senior management team. Mr. Corroon has been a director of Willis Corroon of California, an insurance services firm, since January 1996. From October 1966 to December 1995, Mr. Corroon held various management positions with Willis Corroon and its predecessor entity, Corroon & Black Corporation.

    Ronald Fisher has been a director of InsWeb since May 1999. Mr. Fisher has been vice chairman of SOFTBANK Holdings Inc., an affiliate of SOFTBANK Corp., since October 1995. From January 1990 to February 1996 Mr. Fisher was chief executive officer of Phoenix Technologies, Ltd., a developer and marketer of system software products. Mr. Fisher is a director of E*Trade Group, Inc., Global Sports, Inc., Key 3Media Group, Inc. and People PC, Inc.

    Hussein A. Enan co-founded InsWeb in February 1995 and has served as its Chairman of the Board and Chief Executive Officer since its inception. He served as InsWeb's President from May 1999 to June 2000. From March 1992 to November 1994, Mr. Enan was a general partner at E.W. Blanch, a reinsurance intermediary that merged with his own wholly-owned company, Enan & Company, a reinsurance intermediary, in March 1992. Mr. Enan founded Enan & Company in February 1979. From November 1970 to March 1979, Mr. Enan held various executive positions at BEP International, a Canadian reinsurance intermediary.

    Richard D. Headley has been a director of InsWeb since February 1998. Mr. Headley has been the president and managing director of Nationwide Global, a division of Nationwide, an insurance and financial services group of companies, since April 2000. From October 1997 to April 2000, he served as executive vice president and chief information technology officer of Nationwide. From January 1975 to October 1997, Mr. Headley held various management positions with Banc One Corporation, including chairman and chief executive officer of Banc One Services Corporation.

    Robert C. Nevins has been a director of InsWeb since September 1995. Mr. Nevins retired in August 2000 as chief operating officer and vice chairman of Acordia, Inc., an insurance brokerage firm. He was with Acordia from February 1996 to August 2000. Since December 1993, Mr. Nevins has also been president of R.C. Nevins & Company, which consults with agents, brokers and companies on insurance and management issues.

    Robert A. Puccinelli has been a director of InsWeb since May 1998. From October 1985 to May 1995, Mr. Puccinelli was chairman and chief executive officer of Industrial Indemnity, a nationwide property and casualty insurance company. Mr. Puccinelli is also a director of Paula Financial Corp.

    Meetings of the Board of Directors.  During the year ended December 31, 2000, the Board of Directors of InsWeb held nine meetings. During that period the Audit Committee of the Board held four meetings and the Compensation Committee of the Board held seven meetings. During this period, InsWeb had no standing nominating committee of the Board. No director attended fewer than 75% of the total number of meetings of the Board and all of the committees of the Board on which such director served held during that period, with the exception of Mr. Headley, who did not attend three Board meetings, former director Bruce Bunner, who did not attend four Board meetings and one meeting of the Audit Committee, and former director Yoshitaka Kitao, who did not attend eight Board meetings.

    The members of the Audit Committee during 2000 were Messrs. Bunner, Fisher and Puccinelli. Mr. Bunner resigned from the Audit Committee on January 23, 2001. The vacancy created by his resignation was filled by Mr. Nevins on January 31, 2001. The functions of the Audit Committee include, among others: recommending to the Board the retention of an independent auditor, subject to stockholder approval; reviewing and approving the planned scope, proposed fee arrangements and results of InsWeb's annual audit; reviewing the adequacy of accounting and financial controls; and reviewing the independence of InsWeb's accountants. For additional information concerning the Audit Committee, see "Report of the Audit Committee" and "Principal Accounting Firm Fees" below.

    The members of the Compensation Committee during 2000 were Mr. Nevins and former directors Donald K. Morford and Darrell Ticehurst. Mr. Ticehurst and Mr. Morford resigned from the Compensation Committee on July 20, 2000 and January 29, 2001, respectively. The vacancies created by their resignations were filled by Messrs. Puccinelli and Fisher on January 31, 2001. The Compensation Committee reviews and determines the salary and bonus criteria of and stock option grants to all executive officers. For additional information about the Compensation Committee, see "Report of the Compensation Committee on Executive Compensation" and "Executive Compensation and Other Matters" below.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

    The following table sets forth information for the fiscal years ended December 31, 2000, 1999 and 1998 concerning the compensation of the Chief Executive Officer and each of the executive officers of InsWeb (and one former executive officer) that received total salary and bonus compensation in excess of $100,000 in the year ended December 31, 2000.

SUMMARY COMPENSATION TABLE

				Long Term Compensation Awards
		Annual Compensation
				Securities Underlying Options	All Other Compensation
Name and Principal Position	Year	Salary	Bonus(1)
Hussein A. Enan	2000	$225,000	$22,500	—	$4,500	(2)
Chairman of the Board	1999	196,750	31,125	322,500	4,800	(2)
and Chief Executive Officer	1998	180,000	—	—	4,495	(2)
Mark P. Guthrie	2000	$235,417	$258,500	325,000	$161,159	(3)
President, Chief	1999	174,583	26,292	86,250	4,286	(2)
Operating Officer and	1998	147,500	—	84,377	—
Chief Financial Officer
L. Eric Loewe(4)	2000	$160,625	$83,400	80,000	$53,846	(5)
Senior Vice President	1999	148,625	—	34,500	—
and General Counsel	1998	23,141	—	15,000	—
Kevin M. Keegan(6)	2000	$141,195	$18,500	—	$2,706	(2)
Executive Vice President	1999	182,916	27,548	86,250	5,000	(2)
and President, Insurance	1998	180,000	—	84,377	5,000	(2)
Services Group

(1)
Except for retention bonuses paid in connection with InsWeb's restructuring and relocation in 2000 to Messrs. Guthrie and Loewe in the amounts of $240,000 and $75,000, respectively, bonuses are based on performance. See "Report of the Compensation Committee on Executive Compensation."

(2)
Represents employer contributions to InsWeb's 401(k) plan.

(3)
Represents $156,636 in reimbursement for relocation expenses incurred in connection with the relocation of InsWeb's corporate offices from Redwood City, California to the Sacramento, California area, and $4,523 in employer contributions to InsWeb's 401(k) plan.

(4)
Mr. Loewe became an executive officer of InsWeb in September 2000.

(5)
Represents reimbursement for relocation expenses incurred in connection with the relocation of InsWeb's corporate offices from Redwood City, California to the Sacramento, California area.

(6)
Mr. Keegan resigned as Executive Vice President and President, Insurance Services Group in January 2000 and resigned as an employee of InsWeb in September 2000.

Stock Options Granted in Fiscal 2000

    The following table provides the specified information concerning grants of options to purchase InsWeb's Common Stock made during the year ended December 31, 2000, to the persons named in the Summary Compensation Table.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
		% of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted(2)
			Exercise Price ($/Sh)(3)	Expiration Date
Name					5%	10%
Hussein A. Enan	—	—	—	—	—	—
Mark P. Guthrie	100,000	1.9	$14.00	2/1/2010	$880,452	$2,231,239
	150,000	2.8	2.69	4/19/2010	253,523	642,477
	75,000	1.4	2.16	7/18/2010	101,706	257,744
L. Eric Loewe	25,000	0.5	$14.00	2/1/2010	$220,113	$557,810
	10,000	0.2	2.69	4/19/2010	23,499	42,832
	45,000	0.8	2.16	7/18/2010	61,024	154,646
Kevin M. Keegan	—	—	—	—	—	—

(1)
Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of InsWeb's Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2)
All options granted under the 1997 Stock Option Plan are immediately exercisable but vest over a three-year period from the date of grant. These options generally vest at the rate of one-third on the first anniversary of the date of grant and 1/36th per month thereafter for each full month of the optionee's continuous employment with InsWeb. Of options granted on April 19, 2000, one-half vested on October 19, 2000, and the remaining one-half vested on April 19, 2001. Under the 1997 Stock Option Plan, the Board retains discretion to modify the terms, including the prices, of outstanding options. For additional information regarding options, see "Report of the Compensation Committee on Executive Compensation."

(3)
All options were granted at market value on the date of grant.

Option Exercises and Fiscal 2000 Year-End Values

    The following table provides the specified information concerning exercises of options to purchase InsWeb's Common Stock in the fiscal year ended December 31, 2000, and unexercised options held as of December 31, 2000, by the persons named in the Summary Compensation Table above.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year-End
					Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
	Shares Acquired on Exercise
		Value Realized
Name			Exercisable(2)	Unexercisable(2)	Exercisable	Unexercisable
Hussein A. Enan	—	$—	—	—	$—	$—
Mark P. Guthrie	39,688	$605,307	188,506	290,765	$—	$—
L. Eric Loewe	1,000	$9,000	40,146	87,554	$—	$—
Kevin A. Keegan	—	$—	—	—	$—	$—

(1)
Based on a fair market value of $0.875, the closing price of InsWeb's Common Stock on December 29, 2000, as reported by The Nasdaq National Market, less the exercise price payable for such shares.
(2)
These options are immediately exercisable but generally vest over a three-year period from the date of grant. See Footnote (2) of "Option Grants in Last Fiscal Year." The options listed in the "Exercisable" column had vested as of December 31, 2000 and the options listed in the "Unexercisable" column had not yet vested as of December 31, 2000.

Employment Contracts and Termination of Employment and Change of Control Arrangements

    In July 1999, InsWeb entered into an employment agreement with Hussein A. Enan, InsWeb's Chairman of the Board and Chief Executive Officer. The agreement has a term of three years, expiring in July 2002, and provides for annual one-year extensions of the term thereafter unless either party provides notice to the other that it elects not to renew the agreement. The agreement fixes Mr. Enan's base salary at $250,000 per year, subject to periodic review by the Board of Directors, and also entitles him to such incentive-based compensation as the Board of Directors may award from time to time as well as other benefits provided to other InsWeb senior executives. The agreement requires Mr. Enan to devote his full time and attention to the affairs of InsWeb. If InsWeb terminates Mr. Enan's employment other than for "cause" (which is defined to include conviction of a felony or a crime involving moral turpitude, commission of an act of theft or fraud against InsWeb, or repeated failure or inability to perform his duties under the agreement) or if Mr. Enan voluntarily terminates his employment for "good reason" following certain specified actions by InsWeb (including a material reduction in his duties or responsibilities or a breach of the agreement by InsWeb that is not promptly cured), Mr. Enan will be entitled to receive severance payments equal to his then current base salary for a period equal to the greater of the unexpired term of the agreement or 12 months. Upon any other termination of Mr. Enan's employment, he will be entitled only to accrued salary through the date of termination and any other vested benefits. The agreement also prohibits Mr. Enan from soliciting the employment of InsWeb's officers, employees and consultants for a period of one year following any termination for "cause," or any voluntary termination, other than for "good reason."

    In June 2000, InsWeb entered into a Retention Agreement with Mark P. Guthrie, InsWeb's President. The agreement provided that Mr. Guthrie would receive two bonus payments, each in the amount of $240,000, if he remained an employee in good standing of InsWeb through October 31, 2000 and April 30, 2001, respectively. Mr. Guthrie has remained an employee in good standing of InsWeb since the execution of the agreement, and those bonuses were payable to him on October 31, 2000 and April 30, 2001, respectively.

    InsWeb's 1997 Stock Option Plan and Senior Executive Nonstatutory Stock Option Plan each provide that, in the event of a change of control of InsWeb, each outstanding option must be assumed or an equivalent option substituted by the acquiring corporation, or the option will become fully vested. The option terminates if it is not assumed, substituted for or exercised prior to a change of control. Further, the option agreements applicable to options granted under the 1997 Stock Option Plan typically provide for full acceleration of vesting if, within 12 months following a change in control, the optionee's employment is terminated without cause or the optionee resigns for "good reason," as defined in the option agreement.

Compensation Of Directors

    Directors of InsWeb do not receive cash compensation for their services as directors or members of committees of the Board, but are reimbursed for reasonable expenses incurred in attending meetings of the Board. Since June 1999, under InsWeb's 1997 Stock Option Plan, independent directors have been eligible to receive vested options to purchase 1,125 shares of Common Stock for each regularly scheduled Board meeting attended and vested options to purchase 375 shares for attending any meeting of a Board committee on which they serve, at an exercise price equal to the fair market value of InsWeb's Common Stock on the date of grant.

Certain Relationships And Related Transactions

Purchase of Assets From Intuit

    In January 2001, InsWeb acquired from Intuit Inc. certain assets and related liabilities associated with an online insurance shopping and purchasing service operated by Intuit Insurance Services, Inc., a wholly owned subsidiary of Intuit, in exchange for 7,019,389 shares of InsWeb's common stock. The purchase price, based on the fair market value of the common stock at the date the acquisition was announced, was approximately $12.5 million. Pursuant to related agreements, a representative from Intuit has been elected to the InsWeb Board of Directors, and some restrictions were placed on the ability of Intuit to conduct future acquisitions or dispositions of InsWeb stock.

    In connection with the acquisition, InsWeb and Intuit entered into a license and distribution agreement, under which Intuit and InsWeb have granted one another licenses to create links between their respective websites in order to create and operate a co-branded insurance center. InsWeb also acquired the right to consumer insurance traffic from former Intuit partners. This agreement provides that InsWeb will be the exclusive aggregator of online consumer insurance services for Quicken.com, an Intuit website, and that, subject to certain minimum click-through targets, Intuit will share in associated revenues. In connection with the acquisition, InsWeb, Intuit and certain of InsWeb's stockholders entered into an amended and restated investor rights agreement, which provided, among other things, that the InsWeb Board of Directors would nominate one Intuit representative for election to the InsWeb Board of Directors and that InsWeb and such stockholders would use their best efforts to cause and maintain the election of one Intuit representative to the InsWeb Board of Directors. In addition, Intuit has entered into an agreement not to compete with InsWeb for a period of five years.

Joint Venture

    In December 1998, InsWeb entered into a joint venture agreement with SOFTBANK Corp., a principal stockholder of InsWeb, to develop, implement and market an online insurance marketplace in Japan and the Republic of Korea. The joint venture is being conducted through InsWeb Japan K.K., a Japanese corporation. In December 1998, InsWeb purchased a 40% interest in InsWeb Japan K.K. from SOFTBANK Corp. by delivering a promissory note in the principal amount of JPY240,000,000, or U.S. $2,089,137 based on the conversion rate at the time of the transaction, payable in December 2002. In May 1999, InsWeb sold a portion of its interest in InsWeb Japan K.K. to a third party for US $782,630, reducing InsWeb's ownership interest to 25%. InsWeb used the proceeds from the sale to partially repay the promissory note payable to SOFTBANK Corp. In August 2000, InsWeb invested an additional $708,000 as part of an additional sale of capital stock by InsWeb Japan K.K. As a result of this additional investment, InsWeb maintained its 25% interest in InsWeb Japan K.K. During 2000, InsWeb made interest payments of $70,000 on this note, and as of December 31, 2000, $1,312,000 was outstanding under the note.

    In connection with the joint venture agreement, InsWeb granted to InsWeb Japan K.K. the right to use InsWeb's technology to operate an online insurance marketplace in the Japanese and Korean markets. In August 1999, InsWeb entered into an agreement to provide consulting and hosting services to assist InsWeb Japan K.K. in developing its Internet strategy. During 2000, InsWeb billed and collected $1,414,000 under this agreement. Although this agreement has not been terminated, InsWeb does not expect to provide future consulting and hosting services to InsWeb Japan K.K.

    The parties to the joint venture agreement are currently negotiating a restructuring of InsWeb Japan K.K. The restructuring, when completed, would create a holding company which would control InsWeb Japan K.K. and other companies in which InsWeb does not have a financial interest. Under the proposed restructuring, InsWeb's shares in InsWeb Japan K.K. would be exchanged for shares in the holding company.

Commercial Transactions

    Nationwide Mutual Insurance Company, a principal stockholder of InsWeb, was also a customer and accounted for $881,000 of InsWeb's revenue for the year 2000.

    InsWeb and Yahoo! Inc. have entered into a license agreement dated as of February 12, 1998 and amended as of March 31, 1999. SOFTBANK Corp., a principal stockholder of InsWeb, is also an affiliate of Yahoo!. In addition, Ronald Fisher, a director of InsWeb, is vice chairman of SOFTBANK Holdings Inc., an affiliate of SOFTBANK Corp. During 2000, InsWeb recognized approximately $4,625,000 in marketing expenses in connection with its agreement with Yahoo!.

Other Transactions

    In September 1999, Mr. Enan formed a company, New Vectors, LLC ("New Vectors"), for the purpose of identifying early stage internet companies seeking funding and other start-up services. Mr. Enan is the sole member of New Vectors. On October 1, 1999, New Vectors entered into a service agreement with InsWeb under which InsWeb agreed to provide New Vectors office space and various administrative services at current market rates. The service agreement expired on September 30, 2000. Revenues earned from its agreement with New Vectors as of December 31, 2000 were not material to InsWeb's operations.

    InsWeb is a party to an employment agreement with Mr. Enan and a retention agreement with Mr. Guthrie. See "Management Employment Contracts and Termination of Employment and Change of Control Arrangements."

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires InsWeb's executive officers, directors and persons who beneficially own more than 10% of InsWeb's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulations to furnish InsWeb with copies of all Section 16(a) forms filed by such persons.

    Based solely on InsWeb's review of such forms furnished to InsWeb and written representations from certain reporting persons, InsWeb believes that all filing requirements applicable to InsWeb's executive officers, directors and more than 10% stockholders were complied with.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is comprised of non-employee members of InsWeb's Board of Directors. The members of the Compensation Committee during fiscal 2000 were Messrs. Nevins, Morford and Ticehurst. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of the executive officers of InsWeb. The Compensation Committee reviews the performance and compensation levels for executive officers and sets salary levels.

    The goals of InsWeb's executive officer compensation policies are to attract, retain and reward executive officers who contribute to InsWeb's success, to align executive officer compensation with InsWeb's performance and to motivate executive officers to achieve InsWeb's business objectives. InsWeb uses salary, bonus compensation and option grants to attain these goals. The Compensation Committee reviews compensation surveys prepared by management of InsWeb and by outside compensation consultants to compare InsWeb's compensation package with that of similarly-sized high technology companies in InsWeb's geographic area. In preparing the performance graph set forth in the section entitled "Comparison of Stockholder Return," InsWeb has selected the JP Morgan H&Q Internet Index as its published industry index; however, the companies included in InsWeb's salary surveys are not necessarily those included in this index, because companies in the index may not compete with InsWeb for executive talent, and companies which do compete for executive officers may not be publicly traded.

    Base salaries of executive officers are reviewed annually by the Compensation Committee and adjustments are made based on (i) salary recommendations from the President and Chief Executive Officer, (ii) individual performance of executive officers for the previous fiscal year, (iii) financial results of InsWeb for the previous year and (iv) reports to the Compensation Committee from outside compensation consultants concerning competitive salaries, scope of responsibilities of the officer position and levels paid by similarly-sized high technology companies in InsWeb's geographic area. InsWeb seeks to compensate the executive officers between the median and 75% quartile range of compensation levels paid by similarly sized high technology companies in InsWeb's geographical area.

    InsWeb strongly believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with those of the stockholders, and therefore makes periodic grants of stock options under the 1997 Stock Option Plan and the Senior Executive Nonstatutory Stock Option Plan. The size of an option grant to an executive officer has generally been determined with reference to similarly sized high technology companies in InsWeb's geographical area, the responsibilities and expected future contributions of the executive officer, previous grants to that officer, as well as recruitment and retention considerations. To assist InsWeb in retaining and motivating key employees, option grants generally vest over a three-year period from the date of grant. On January 24, April 17, and July 18, 2000, the Compensation Committee approved stock option grants to certain of the executive officers consistent with these criteria. See "Option Grants in Last Fiscal Year."

    Mr. Enan's compensation as Chief Executive Officer was established pursuant to his employment agreement, the terms of which were set by arms-length bargaining, approved by the Compensation Committee and ratified by the Board of Directors in July 1999. This agreement provides certain change-of-control benefits and severance benefits generally consistent with similar benefits provided to other executive officers.

COMPENSATION COMMITTEE
Robert C. Nevins (Chair)
Donald K. Morford
Darrell Ticehurst

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees InsWeb's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. PricewaterhouseCoopers LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

    The Audit Committee consists of three directors, each of whom, in the judgment of the Board, is an "independent director" as defined in the Marketplace Rules of The Nasdaq Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of this charter is attached to this Proxy Statement as Appendix A.

    The Audit Committee has discussed and reviewed with the auditors all matters required to be discussed regarding Statement on Auditing Standards No. 61—Communication with Audit Committees. The Audit Committee also has discussed and reviewed the financial statements with management. The Audit Committee has met with PricewaterhouseCoopers, with and without management present, to discuss the overall scope of PricewaterhouseCoopers' audit, the results of its examinations, its evaluations of InsWeb's internal controls and the overall quality of its financial reporting.

    The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and InsWeb that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence.

    Based on the review and discussions referred to above, the committee recommended to the Board of Directors that InsWeb's audited financial statements be included in InsWeb's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

AUDIT COMMITTEE
Robert A. Puccinelli (Chair)
Bruce Bunner
Ronald Fisher

Principal Accounting Firm Fees

    The following table sets forth the aggregate fees billed to InsWeb for the year ended December 31, 2000 by InsWeb's principal accounting firm, PricewaterhouseCoopers LLP.

Audit Fees	$198,000
Financial Information Systems Design and Implementation Fees	—
All Other Fees	44,000	(1)

	$242,000

(1)
Includes fees for audit of employee benefit plan, tax-related services and assistance with InsWeb's acquisitions.

    The Audit Committee considered the role of PricewaterhouseCoopers LLP in providing non-audit services to InsWeb and has concluded that such services are compatible with PricewaterhouseCoopers' independence as InsWeb's auditors.

COMPARISON OF STOCKHOLDER RETURN

    Set forth below is a line graph comparing the annual percentage change in the cumulative total return on InsWeb's Common Stock with the cumulative total returns of the Standard & Poor's 500 Index and the JP Morgan H&Q Internet Index for the period commencing on July 23, 1999 and ending on December 31, 2000.(1)

Comparison of Cumulative Total Return From July 23, 1999 through December 31, 2000(1):
InsWeb Corporation, Standard & Poor's 500 Index
and JP Morgan H&Q Internet Index

	7/23/99	12/31/99	12/31/00
InsWeb Corporation	$100.00	$150.35	$5.18
Standard & Poor's 500 Index	$100.00	$108.00	$97.05
JP Morgan H&Q Internet Index	$100.00	$206.78	$79.56

(1)
Assumes that $100.00 was invested on July 23, 1999, at the closing price on the date of InsWeb's initial public offering, in InsWeb's Common Stock and each index. No cash dividends have been declared on InsWeb's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

    InsWeb has a classified Board of Directors consisting of three Class II directors (Messrs. Bennett, Corroon and Fisher), two Class III directors (Messrs. Enan and Headley) and two Class I directors (Messrs. Nevins and Puccinelli), who will serve until the Annual Meetings of Stockholders to be held in 2001, 2002 and 2003, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates.

    The terms of the Class II directors will expire on the date of the upcoming annual meeting. Accordingly, three persons are to be elected to serve as Class II directors of the Board of Directors at the meeting. Management's nominees for election by the stockholders to those three positions are the current Class II members of the Board of Directors: Messrs. Bennett, Corroon and Fisher. Please see "Information About InsWeb—Management" above for information concerning the nominees. If elected, the nominees will serve as directors until InsWeb's Annual Meeting of Stockholders in 2004 and until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although InsWeb knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as InsWeb may designate.

    If a quorum is present and voting, the three nominees for Class II director receiving the highest number of votes will be elected as Class II directors. Abstentions and broker non-votes have no effect on the vote.

The Board of Directors recommends a vote "FOR" the nominees named above.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

    The Board of Directors of InsWeb has selected PricewaterhouseCoopers LLP as independent auditor to audit the consolidated financial statements of InsWeb for the fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP has acted in such capacity since its appointment in fiscal year 1996. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Vote Required and Board of Directors' Recommendation

    The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting of stockholders at which a quorum representing a majority of all outstanding shares of Common Stock of InsWeb is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the outcome of the proposal.

    The Board of Directors recommends a vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as InsWeb's independent auditor for the fiscal year ending December 31, 2001.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

    Under InsWeb's bylaws, in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of InsWeb. To be timely, such notice must be delivered to or mailed and received at InsWeb's principal executive offices, not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

    In connection with InsWeb's next annual meeting of stockholders, under the Securities and Exchange Commission Rule 14a-4, management may solicit proxies that confer discretionary authority to vote with respect to any non-management proposal unless InsWeb has received notice of the proposal not later than March 20, 2002.

    Proposals of stockholders intended to be included in InsWeb's proxy statement for the next annual meeting of the stockholders of InsWeb must be received by InsWeb at its offices at 11290 Pyrites Way, Suite 200, Gold River, California 95670, no later than January 4, 2002, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in InsWeb's proxy statement for that meeting.

TRANSACTION OF OTHER BUSINESS

    At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2001 Annual Meeting of Stockholders of InsWeb other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                      By Order of the Board of Directors

                      L. Eric Loewe
                       Senior Vice President and
                      General Counsel

May 4, 2001

APPENDIX A

INSWEB CORPORATION

CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

I.  STATEMENT OF POLICY

    This Charter specifies the scope of the responsibilities of the Audit Committee of the Board of Directors of InsWeb Corporation (the "Company"), and how the Committee carries out those responsibilities, including the structure, processes, and membership requirements. The primary function of the Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities by reviewing and reporting to the Board upon (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company's systems of internal and external controls regarding finance, accounting, legal compliance and ethics that management and the Board have established and (iii) the Company's auditing, accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's financial policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems.

  •
  Review and appraise the audit efforts and independence of the Company's auditors.

  •
  Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated in Section IV of this Charter.

II.  ORGANIZATION AND MEMBERSHIP REQUIREMENTS

    The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A member of the Committee shall be considered independent if, among other things, such Director:

  •
  is not an employee of the Company or its affiliates and has not been employed by the Company or its affiliates within the past three years;

  •
  is not a member of the immediate family of an executive officer of the Company or its affiliates who currently serves in that role or did so during the past three years;

  •
  has not accepted more than $60,000 in compensation from the Company during the previous fiscal year (excluding compensation and the related benefits for Board service), retirement plan benefits or non-discretionary compensation;

  •
  has not been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed 5% of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

  •
  is not an executive of another corporation on whose Compensation Committee any of the Company's current executives serves.

i

    All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual's financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

    The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III. MEETINGS

    The Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent auditors and management on a quarterly basis to review the Company's financial statements consistent with Section IV.A.5. below.

IV. PROCESSES

    To fulfill its responsibilities and duties the Committee shall:

  A.
    Documents/Reports to Review

  1.
  Review and reassess the Charter's adequacy periodically, as conditions dictate, but no less frequently than once each twelve month period.

  2.
  Review the organization's annual audited financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

  3.
  Review the regular Management Letter to management prepared by the independent auditors and management's response.

  4.
  Review related party transactions for potential conflicts of interests.

  5.
  Review the interim financial statements with financial management and the independent auditors prior to the filing of the Company's Form 10-K and Form 10-Qs. These meetings should include a discussion of the independent auditors judgment quality of the Company's accounting and any uncorrected misstatements as a result of the auditors quarterly review.

  6.
  Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the Board in written form that will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

  B.
    Independent Auditors

  1.
  Recommend to the Board the selection of the independent auditors, considering independence and effectiveness.

  2.
  Obtain from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, and discussing with the auditor any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1).

    3.
    Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor.

    4.
    Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

    5.
    Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

  C.
    Financial Reporting Processes

  1.
  In consultation with the independent auditors, review the integrity of the Company's financial reporting processes, both internal and external.

  2.
  Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  3.
  Consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

  D.
    Process Improvement

  1.
  Review with management and the independent auditors any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

  2.
  Review with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  3.
  Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

  4.
  Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

  5.
  Provide oversight and review the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments.

  E.
    Ethical and Legal Compliance

  1.
  Ensure that management has set an appropriate corporate "tone" for quality financial reporting, sound business practices and ethical behavior.

  2.
  Ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

  3.
  Review management's monitoring of compliance with the Foreign Corrupt Practices Act.

  4.
  Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

  5.
  Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

    6.
    Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

    7.
    If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee.

INSWEB CORPORATION

Proxy for the Annual Meeting of Stockholders
To be held on June 12, 2001
Solicited by the Board of Directors

    The undersigned hereby appoints Hussein A. Enan and Mark P. Guthrie, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in InsWeb Corporation, a Delaware corporation ("InsWeb"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of InsWeb to be held at the corporate headquarters of InsWeb, located at 11290 Pyrites Way, Suite 200, Gold River, California 95670 on June 12, 2001, at 9:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of InsWeb dated May 4, 2001 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR Proposals 1 and 2.

(Continued and to be signed on reverse side)

/x/   Please mark votes as in this example

A VOTE "FOR" THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

FOR all nominees listed at right (except as marked to the contrary below)			WITHHOLD AUTHORITY to vote FOR all nominees listed at right.
1.	To elect the following three (3) persons as Class II directors to hold office for a three-year term and until their respective successors are elected and qualified:	/ /	/ /	Nominees:	Stephen M. Bennett James M. Corroon Ronald Fisher
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below.)

		FOR	AGAINST	ABSTAIN
2.	To consider, approve and ratify the appointment of PricewaterhouseCoopers LLP as independent public auditors for InsWeb for the fiscal year ending December 31, 2001.	/ /	/ /	/ /
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.
	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	/ /
	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	/ /
		Date:	, 2001
Signature	Signature
Please sign here. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 12, 2001 TO THE STOCKHOLDERS:
TABLE OF CONTENTS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
SOLICITATION AND VOTING OF PROXIES
INFORMATION ABOUT INSWEB
EXECUTIVE COMPENSATION AND OTHER MATTERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
Principal Accounting Firm Fees
COMPARISON OF STOCKHOLDER RETURN
Comparison of Cumulative Total Return From July 23, 1999 through December 31, 2000(1): InsWeb Corporation, Standard & Poor's 500 Index and JP Morgan H&Q Internet Index
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS
APPENDIX A INSWEB CORPORATION CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS